UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

INDEPENDENT FILM DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wyoming	000-53103	56-2676759
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2372 Morse Avenue, Suite #413 Irvine, CA		92614
(Address of Principal Executive Offices)		(Zip Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Reincorporation

On September 21, 2017, the Board of Directors of Independent Film Development Corporation (the “Company”), voted unanimously to approve a change in domicile from Nevada to Wyoming (the “Reincorporation”) upon the consent of the majority shareholders of the Company. Effective September 28, 2017, the Company completed the Reincorporation to Wyoming from Nevada.

Articles of Incorporation

The Wyoming Articles provide for 6,015,000,000 authorized shares of capital stock, consisting of 6,000,000,000 shares of Common Stock, par value $0.00001 and 15,000,000 shares of Preferred Stock, par value $0.0001 per share. A copy of the Articles is attached to this Current Report as Exhibit 3.1 incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location
3.1	Articles filed with the Secretary of State of Wyoming, dated September 28, 2017	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Film Development Corporation
Date: September 29, 2017
By: /s/ Jeff Ritchie Jeff Ritchie, Chief Executive Officer

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